RESTRICTED STOCK UNIT AWARD AGREEMENT
FOR COMPANY EMPLOYEES
UNDER THE CAMDEN NATIONAL CORPORATION
2022 EQUITY AND INCENTIVE PLAN

Name of Grantee: [GRANTEE NAME]
No. of Restricted Stock Units: [# UNITS]
Grant Date: [GRANT DATE]
Pursuant to the Camden National Corporation 2022 Equity and Incentive Plan (the “Plan”), Camden National Corporation (the “Company”) hereby grants an Award of the number of Restricted Stock Units listed above (an “Award”) to the grantee named above (“Grantee”). Each Restricted Stock Unit shall relate to one share of Stock of the Company. Capitalized terms in this Award Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.
1.Acceptance of Award. The Grantee shall have no rights with respect to this Award unless the Grantee shall have accepted this Award by signing and delivering to the Company a copy of this Award Agreement.
2.Issuance of Stock.
(a)The Company shall issue to the Grantee the number of shares of Stock equal to the aggregate number of Restricted Stock Units that have vested pursuant to Section 3 or 4 of this Award Agreement as soon as practicable (but in no event later than two and one-half months after the end of the year in which the vesting date occurs), and the Grantee shall thereafter have all the rights of a shareholder of the Company with respect to such shares.
(b)Grantee shall have only the rights of a general unsecured creditor of the Company until delivery of shares of Stock in respect of the Award.
3.Vesting of Restricted Stock Units. The Award shall vest on the Vesting Date or Dates specified in the following schedule, so long as the Grantee remains an employee of the Company or a Subsidiary through such date, except as provided in Section 4(b). If a series of Vesting Dates is specified, then the Award shall vest only with respect to the incremental number of Restricted Stock Units specified as vested on such date. If such date is not a trading date, the Vesting Date shall be the trading date immediately prior to such date.

Incremental Number (Cumulative Number) of Restricted Stock Units Vested	Vesting Date
[●]	[DATE]
[●]	[DATE]
[●]	[DATE]
[●]	[DATE]
[●]	[DATE]

4.Effect of Termination of Service.
(a)General. Any unvested portion of the Award will be forfeited upon any termination of the Grantee’s Service, except as provided in Section 4(b).
(b)Notwithstanding the foregoing:
(i)Death or Disability. Any unvested portion of the Award shall be accelerated and become fully vested upon a termination of the Grantee’s Service due to death or Disability.
A.For purposes of this Award Agreement, “Disability” shall have the same meaning as set forth in the Grantee’s written employment agreement (or other similar written agreement) with the Company or a Subsidiary. In the absence of such a definition, “Disability” means any mental or physical condition with respect to which the Grantee qualified for and receives benefits under a long-term disability plan of the Company or Subsidiary, or in the absence of such a long-term disability plan or coverage under such plan, “Disability” shall mean a physical or mental condition which, in the sole discretion of the Committee, is reasonably expected to be of indefinite duration and to substantially prevent the Grantee from fulfilling the Grantee’s duties or responsibilities to the Company or a Subsidiary. If an Award is determined to be subject to Code Section 409A, then notwithstanding anything else herein to the contrary, “Disability” or “Disabled” shall mean that the Grantee: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering the Company’s Employees, or (iii) is determined to be totally disabled by the Social Security Administration. Except to the extent prohibited under Code Section 409A, if applicable, the Committee shall have discretion to determine if a termination of Service due to Disability has occurred.
(ii)Change in Control. If the Grantee’s Service is terminated by the Company or any successor entity thereto without Cause, or the Grantee resigns the Grantee’s Service for Good Reason, in either case, on or within two (2) years after a Change of Control, (i) any unvested portion of the Award will become fully vested (including the lapsing of all restrictions and conditions) and (ii) any shares of Stock deliverable pursuant to the Award will be delivered promptly (but no later than fifteen (15) days) following the Grantee’s termination of Service.
5. Additional Provisions.
(a)Data Privacy Consent. In order to administer the Plan and this Award Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Award Agreement (the “Relevant Information”). By entering into this Award Agreement, the Grantee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Grantee may have with respect to the Relevant Information, subject to applicable law; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction which the Relevant Companies consider appropriate. The Grantee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.
(b)Incorporation of Plan. This Award Agreement shall be subject to and governed by all the terms and conditions of the Plan, a copy of which the Grantee acknowledges having received, including, but not limited to, the powers of the Committee set forth in Section 2(b) of the Plan, the Change of Control provisions set forth in Section 14 of the Plan, the tax withholding provisions set forth in Section 16 of the Plan, the nonassignability provisions set forth in Section 19(a) of the Plan and the provisions regarding Code Section 409A set forth in Section 26 of the Plan.
(c)Tax Withholding. The Grantee shall, no later than the date as of which the value of the Award first becomes includable in the gross income of the Grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. Unless otherwise elected by the Grantee and approved by the Committee, subject to the Company’s insider trading policy, as in effect from time to time, the Company’s minimum required tax withholding obligation shall be satisfied in full by the Company withholding from the vested Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.
(d)Entire Agreement. This Award Agreement and the Plan contain the entire agreement of the parties relating to the subject matter hereof and supersede any prior agreements or understandings with respect thereto.
(e)No Right to Continued Service or Future Awards. This Award Agreement does not confer upon the Grantee any rights with respect to continuation of employment by the Company or any Subsidiary or with respect to any future Awards.

CAMDEN NATIONAL CORPORATION

By:
Title:

The foregoing Award Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:
Grantee’s Signature

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